News Release

ASCENA RETAIL GROUP, INC. REPORTS SECOND QUARTER FISCAL 2019 RESULTS; PROVIDES THIRD QUARTER EARNINGS GUIDANCE

SECOND QUARTER COMPARABLE SALES UP 2%;
GAAP EPS LOSS OF $0.36; ADJUSTED EPS LOSS OF $0.26

MAHWAH, NJ - March 14, 2019 - ascena retail group, inc. (Nasdaq - ASNA) (“ascena” or the “Company”) today reported financial results for its fiscal second quarter ended February 2, 2019. For the second quarter of Fiscal 2019, the Company reported a GAAP loss of $0.36 per diluted share, compared to a GAAP loss of $0.20 in the year-ago period, as an increase in comparable sales was more than offset by the impact of a lower gross margin rate and a lower benefit related to income taxes. For the second quarter of Fiscal 2019, the Company reported an adjusted loss of $0.26 per diluted share compared to an adjusted loss of $0.12 per diluted share in the year-ago period.

David Jaffe, Chairman and Chief Executive Officer of ascena retail group, inc., commented, “We delivered our third consecutive quarter of enterprise-level comparable sales growth, with second quarter comps up 2%. While we were pleased with continued traction at the enterprise level, performance was again mixed across our portfolio. Our Premium segment continues its momentum, with double-digit comparable sales growth supported by key growth initiatives. Our Value segment, while still operating at an unacceptable level of profitability, delivered operating income improvement versus the year-ago period for the first time since the fourth quarter of fiscal 2015. Unfortunately, we took a step back at our Plus and Kids segments this past quarter, and we must deliver more consistent execution to get enterprise financial results back to levels that we consider appropriate.”

Jaffe continued, “We remain on track with all cost takeout and capability building components of our Change for Growth transformation program. We expect to realize $300 million in run rate savings by this coming July, and continue to aggressively roll out capability enhancements in our marketing and merchandise planning functions to drive top line and margin rate improvement. The third, and most critical component of our transformation program, is growth from our core. We have made progress here over the past three quarters, but February performance was very challenging, and as a result, we are well off our planned trajectory for top-line growth."

Jaffe concluded, "While we believe the challenging selling environment is the result of macro headwinds impacting our sector, our third quarter outlook represents an unacceptable profit shortfall to the expectations we shared at the beginning of our fiscal year. As a result, we are working to accelerate plans that were already in development to take much more fundamental action to address our cost structure. We are committed to addressing performance at our under-performing brands, and continue to explore opportunities within our portfolio that can allow us to focus capital and management attention on those brands that we believe can deliver sustained growth and profitability by maintaining a differentiated position in the marketplace."

Fiscal Second Quarter Results - Consolidated

Overview
Current and prior year results include items that the Company does not believe reflect the fundamental performance of its business. A summary of the items impacting both periods is presented in Note 2 to the unaudited condensed consolidated financial information, which is included herein.

Net sales and comparable sales
Net sales for the second quarter of Fiscal 2019 were $1,693 million compared to $1,719 million in the year-ago period, with a 2% increase in comparable sales more than offset by lower non-comparable sales. The decrease in non-comparable sales was caused by the unfavorable impact of the 53rd week in the prior fiscal year, and fewer stores as a result of the Company's ongoing fleet optimization program.

The Company's comparable and net sales data are summarized below:

		Net Sales (millions)
	Comparable Sales	Three Months Ended
		February 2, 2019	January 27, 2018
Ann Taylor	10%	$202.4	$193.3
LOFT	10%	436.5	416.3
Premium Fashion	10%	638.9	609.6

maurices	1%	257.8	262.6
dressbarn	(1)%	163.6	176.7
Value Fashion	—%	421.4	439.3

Lane Bryant	(8)%	239.8	268.6
Catherines	(4)%	66.0	71.9
Plus Fashion	(8)%	305.8	340.5

Justice	2%	326.7	329.6
Kids Fashion	2%	326.7	329.6

Total Company	2%	$1,692.8	$1,719.0

Gross margin
Gross margin decreased to $883 million, or 52.2% of sales, for the second quarter of Fiscal 2019, compared to $929 million, or 54.0% of sales in the year-ago period. The decline in gross margin dollars from the year-ago period was due to the decline in rate, along with the impact of the extra week recorded during the second quarter of Fiscal 2018 at our Premium Fashion segment. The rate decrease from the year-ago period was caused primarily by Justice, where an overly aggressive inventory buy required significantly elevated clearance activity to achieve target carryover inventory levels. The remainder of the rate decline was caused by product acceptance challenges at Lane Bryant, along with increased freight expense resulting from higher direct channel penetration across all brands. These factors were partially offset by improvement at dressbarn, which was up 270 basis points from last year.

Buying, distribution, and occupancy expenses
Buying, distribution, and occupancy (“BD&O”) expenses for the second quarter of Fiscal 2019 decreased to $318 million, which represented 18.8% of sales, compared to $326 million, or 19.0% of sales in the year-ago period. In terms of dollars, the reduction in expenses was driven by lower occupancy expenses resulting primarily from our fleet optimization program, partially offset by higher variable distribution costs related to the increased penetration of our direct business.

Selling, general, and administration expenses
Selling, general, and administrative (“SG&A”) expenses for the second quarter of Fiscal 2019 decreased 1% to $519 million, or 30.7% of sales, compared to $526 million, or 30.6% of sales in the year-ago period. The decrease in SG&A expenses was primarily due to lower store expenses resulting from our fleet optimization program, cost reduction initiatives, mainly reflecting headcount and non-merchandise procurement savings, and the impact of the extra week recorded during the second quarter of

Fiscal 2018 at our Premium Fashion segment. These declines were offset in part by inflationary increases and higher marketing expenses in support of key growth initiatives, including our Ann Taylor Factory and LOFT outlet online channel launches.

Operating loss
Operating loss for the second quarter of Fiscal 2019 was $52 million compared to an operating loss of $36 million in the year-ago period, as the positive impact of comparable sales growth, lower operating expenses and lower depreciation expense were more than offset by the lower non-comparable sales and lower gross margin rate.

Benefit for income taxes
For the second quarter of Fiscal 2019, the Company recorded a tax benefit of $6 million on pre-tax loss of $78 million. The effective tax rate of 7.7% was lower than the statutory tax rate primarily due to changes in tax regulations on foreign sourced income, state and local taxes and non-deductible executive compensation.

Net loss and Net loss per diluted share
The Company reported a Net loss of $72 million, or $0.36 per diluted share in the second quarter of Fiscal 2019, compared to a Net loss of $39 million, or $0.20 per diluted share, in the year-ago period.

Fiscal Second Quarter Balance Sheet Highlights

Cash and cash equivalents
The Company ended the second quarter of Fiscal 2019 with Cash and cash equivalents of $215 million.

Inventories
The Company ended the second quarter of Fiscal 2019 with inventory of $693 million, up 15% from the year-ago period. Approximately half of the increase reflects a change in receipt timing compared to the prior year and a gross-up related to adoption of the new revenue recognition accounting standard. The remainder of the increase primarily reflects increases to support base business and strategic initiatives.

Capital expenditures
Capital expenditures totaled $30 million in the second quarter of Fiscal 2019, primarily to support new capabilities and strategic initiatives.

Debt
The Company ended the second quarter of Fiscal 2019 with total debt of $1,372 million, which represents the balance remaining on the term loan. There were no borrowings outstanding under the Company's revolving credit facility at the end of the second quarter of Fiscal 2019 and the Company had $381 million of borrowing availability under its revolving credit facility. The Company is not required to make its next quarterly term loan payment of $22.5 million until November of calendar 2020.

Fiscal Year 2019 Third Quarter Outlook

February performance was challenging, and the Company is currently operating with reduced forward visibility on sales trends due to what it believes are temporary, macro-related factors, and is not issuing updated full year guidance at this time. Specific to its third quarter, the Company currently expects a non-GAAP loss per share of $(0.45) to $(0.35), supported by the following assumptions:

- Net sales of $1.43 to $1.46 billion;
- Comparable sales of down 4% to down 2%;
- Gross margin rate of 57.0% to 58.0%;
- Operating expense growth of approximately 4%;
- Depreciation and amortization of approximately $84 million;
- Operating loss of $(75) to $(50) million;
- Interest expense of approximately $27 million;
- Income tax benefit of approximately $17 million reflecting a 21% federal tax rate and minimum taxes; and
- Diluted share count of 198 million.

Real Estate

The Company's store information on a brand-by-brand basis for the second quarter is as follows:

	Quarter Ended February 2, 2019
	Store Locations Beginning of Q2	Store Locations Opened	Store Locations Closed	Store Locations End of Q2
Ann Taylor	303	—	(7)	296
LOFT	672	—	(3)	669
maurices	961	—	(18)	943
dressbarn	723	—	(49)	674
Lane Bryant	747	—	(11)	736
Catherines	345	—	(10)	335
Justice	845	—	(12)	833
Total	4,596	—	(110)	4,486

Conference Call Information

The Company will conduct a conference call today, March 14, 2019, at 4:30 PM Eastern Time to review its second quarter Fiscal 2019 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (877) 930-8316 prior to the start time, the conference ID is 6388493. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until March 21, 2019 by dialing (855) 859-2056, the conference ID is 6388493, and until April 14, 2019 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

As noted above, the comparability of the Company's operational results for the periods presented herein has been affected by certain transactions. The Company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. Such items include costs such as (i) acquisition and integration expenses, (ii) restructuring, tangible asset impairments and other related charges including, but not limited to, charges incurred under the Company's Change for Growth initiative, and (iii) non-cash charges associated with purchase accounting adjustments related to the acquisition of ANN INC.'s ("ANN") assets and liabilities, primarily reflecting depreciation and amortization expense and lease-related adjustments. Additionally, our GAAP results for the second quarter of Fiscal 2018 reflect an extra week that was recorded by our Premium Fashion segment, and certain other income tax related charges. Reference is made to Notes 1 and 2 of the unaudited condensed consolidated financial information included herein for more information.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

Additionally, a reconciliation of the projected non-GAAP EPS, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measures, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges, acquisition and integration related expenses, non-cash purchase accounting adjustments, and the tax effect of all such items. As previously stated, the Company has historically excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude such items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as actions under the Company's Change for Growth program, or acquisition and integration expenses, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “preliminary,” or “range,” and include the Company’s outlook for the third quarter of Fiscal Year 2019. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

About ascena retail group, inc.

ascena retail group, inc. (Nasdaq: ASNA) is a leading national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion segment (Ann Taylor, LOFT, and Lou & Grey), Value Fashion segment (maurices and dressbarn), Plus Fashion segment (Lane Bryant, Catherines and Cacique), and for tween girls under the Kids Fashion segment (Justice). ascena retail group, inc. operates ecommerce websites and approximately 4,500 stores throughout the United States, Canada and Puerto Rico.

For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, factory.anntaylor.com, LOFT.com, outlet.loft.com, louandgrey.com, maurices.com, dressbarn.com, lanebryant.com, Catherines.com, and shopjustice.com.

CONTACT:	For investors:	For media:
	ICR, Inc.	ascena retail group, inc.
	Jean Fontana	Shawn Buchanan
	Managing Director	Corporate Communications
	(646) 277-1214	(212) 541-3418
	Jean.Fontana@icrinc.com	shawn_buchanan@anninc.com

Jennifer Davis
Senior Vice President
(646) 677-1813
Jennifer.Davis@icrinc.com

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Three Months Ended
	February 2, 2019	% of Net Sales	January 27, 2018	% of Net Sales
Net sales	$1,692.8	100.0%	$1,719.0	100.0%
Cost of goods sold	(810.0)	(47.8)%	(790.4)	(46.0)%
Gross margin	882.8	52.2%	928.6	54.0%
Other costs and expenses:
Buying, distribution and occupancy expenses	(317.6)	(18.8)%	(326.1)	(19.0)%
Selling, general and administrative expenses	(519.4)	(30.7)%	(526.2)	(30.6)%
Acquisition and integration expenses	—	—%	(3.3)	(0.2)%
Restructuring and other related charges	(14.3)	(0.8)%	(18.8)	(1.1)%
Depreciation and amortization expense	(83.3)	(4.9)%	(89.8)	(5.2)%
Operating loss	(51.8)	(3.1)%	(35.6)	(2.1)%
Interest expense	(26.9)	(1.6)%	(27.2)	(1.6)%
Interest income and other income, net	1.2	0.1%	1.6	0.1%
Loss before benefit for income taxes	(77.5)	(4.6)%	(61.2)	(3.6)%
Benefit for income taxes	6.0	0.4%	21.9	1.3%
Net loss	$(71.5)	(4.2)%	$(39.3)	(2.3)%

Net loss per common share:
Basic	$(0.36)		$(0.20)
Diluted	$(0.36)		$(0.20)

Weighted average common shares outstanding:
Basic	197.5		196.1
Diluted	197.5		196.1

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Six Months Ended
	February 2, 2019	% of Net Sales	January 27, 2018	% of Net Sales
Net sales	$3,284.6	100.0%	$3,308.7	100.0%
Cost of goods sold	(1,456.2)	(44.3)%	(1,415.0)	(42.8)%
Gross margin	1,828.4	55.7%	1,893.7	57.2%
Other costs and expenses:
Buying, distribution and occupancy expenses	(632.3)	(19.3)%	(644.2)	(19.5)%
Selling, general and administrative expenses	(1,021.5)	(31.1)%	(1,019.0)	(30.8)%
Acquisition and integration expenses	—	—%	(5.4)	(0.2)%
Restructuring and other related charges	(22.2)	(0.7)%	(41.0)	(1.2)%
Depreciation and amortization expense	(165.3)	(5.0)%	(179.8)	(5.4)%
Operating (loss) income	(12.9)	(0.4)%	4.3	0.1%
Interest expense	(52.9)	(1.6)%	(53.8)	(1.6)%
Interest income and other income, net	2.0	0.1%	1.8	0.1%
Loss before (provision) benefit for income taxes	(63.8)	(1.9)%	(47.7)	(1.4)%
(Provision) benefit for income taxes	(1.8)	(0.1)%	15.0	0.5%
Net loss	$(65.6)	(2.0)%	$(32.7)	(1.0)%

Net loss per common share:
Basic	$(0.33)		$(0.17)
Diluted	$(0.33)		$(0.17)

Weighted average common shares outstanding:
Basic	197.1		195.8
Diluted	197.1		195.8

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions)

	February 2, 2019	August 4, 2018	January 27, 2018
ASSETS
Current assets:
Cash and cash equivalents	$214.6	$238.9	$413.5
Inventories	692.6	622.9	600.3
Prepaid expenses and other current assets	237.4	248.5	172.3
Total current assets	1,144.6	1,110.3	1,186.1
Property and equipment, net	1,104.6	1,205.3	1,319.0
Goodwill	683.0	683.0	683.0
Other intangible assets, net	509.2	516.0	524.2
Other assets	54.9	55.9	58.7
Total assets	$3,496.3	$3,570.5	$3,771.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$425.5	$437.6	$380.3
Accrued expenses and other current liabilities	297.8	331.4	352.9
Deferred income	168.2	121.7	143.9
Current portion of long-term debt	—	—	44.0
Total current liabilities	891.5	890.7	921.1
Long-term debt, less current portion	1,333.6	1,328.7	1,477.6
Lease-related liabilities	295.8	315.2	330.5
Deferred income taxes	24.9	29.6	52.5
Other non-current liabilities	205.1	207.8	189.8
Total liabilities	2,750.9	2,772.0	2,971.5
Equity	745.4	798.5	799.5
Total liabilities and equity	$3,496.3	$3,570.5	$3,771.0

See accompanying notes.

ascena retail group, inc.
Segment Information (Unaudited)
(millions)

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Net sales:
Premium Fashion	$638.9	$609.6	$1,234.9	$1,164.7
Value Fashion	421.4	439.3	865.8	910.6
Plus Fashion	305.8	340.5	591.2	644.7
Kids Fashion	326.7	329.6	592.7	588.7
Total net sales	$1,692.8	$1,719.0	$3,284.6	$3,308.7

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Operating (loss) income: (a)
Premium Fashion (b) (c)	$13.0	$4.5	$67.6	$43.0
Value Fashion	(32.7)	(38.4)	(38.9)	(27.5)
Plus Fashion	(19.1)	1.0	(31.1)	0.1
Kids Fashion	1.3	19.4	11.7	35.1
Unallocated acquisition and integration expenses	—	(3.3)	—	(5.4)
Unallocated restructuring and other related charges	(14.3)	(18.8)	(22.2)	(41.0)
Total operating (loss) income	$(51.8)	$(35.6)	$(12.9)	$4.3

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Non-GAAP adjusted operating (loss) income:
Premium Fashion (b) (c)	$13.0	$6.5	$67.6	$49.7
Value Fashion	(32.7)	(38.4)	(38.9)	(27.5)
Plus Fashion	(19.1)	1.0	(31.1)	0.1
Kids Fashion	1.3	19.4	11.7	35.1
Total non-GAAP adjusted operating (loss) income	$(37.5)	$(11.5)	$9.3	$57.4

(a) Current year amounts reflect the impact of adopting the new revenue recognition accounting standard in the first quarter of Fiscal 2019. Prior period amounts have not been restated and continue to be reported under the accounting standards in effect for those periods.
(b) Operating income for the three and six months ended January 27, 2018 includes the impact of non-cash expenses of $4.8 million and $9.5 million, respectively, associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value. The adjustments primarily consist of depreciation and amortization associated with the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. This item has been excluded from the non-GAAP adjusted operating income. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of operating income on a GAAP basis to non-GAAP adjusted operating income.
(c) The Company's Premium Fashion segment, which historically has followed the National Retail Federation calendar, recognized an extra week during the second quarter of Fiscal 2018. Therefore, results for the Premium Fashion segment for the three and six months ended January 27, 2018 reflect 14 and 27-weeks, respectively. Operating income of $2.8 million from the extra week has been excluded from non-GAAP adjusted operating income. Reference is made to Notes 1 and 2 of the unaudited condensed consolidated financial information included herein for more information and a reconciliation of results on a GAAP basis to a non-GAAP adjusted basis.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information
(millions, except per share data)

Note 1. Basis of Presentation

Fiscal year 2019 will end on August 3, 2019 and will be a 52-week period ("Fiscal 2019"). Fiscal year 2018 ended on August 4, 2018 and was a 53-week period (“Fiscal 2018”). The three and six months ended February 2, 2019 were 13 and 26-week periods, respectively, for all segments.

The Company's Premium Fashion segment, which historically has followed the National Retail Federation calendar, recognized an extra week during the second quarter of Fiscal 2018, consistent with other retail companies already on that calendar. The Company's Value Fashion, Plus Fashion, and Kids Fashion segments recognized the extra week in the fourth quarter of Fiscal 2018 due to reporting systems constraints.

As a result, the three and six months ended January 27, 2018 include the results of the Value Fashion, Plus Fashion and Kids Fashion segments for 13 and 26-weeks, respectively, while the results of the Premium Fashion segment are included for 14 and 27-weeks, respectively.

Note 2. Reconciliation of Non-GAAP Financial Measures

The comparability of the Company's operational results reported in accordance with U.S. generally accepted accounting principles ("GAAP") for the periods presented herein has been affected by certain transactions. The Company believes that the non-GAAP financial measures presented below, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. These items include costs such as (i) acquisition and integration expenses, (ii) restructuring, tangible asset impairments and other related charges including, but not limited to, charges incurred under the Company's Change for Growth initiative, and (iii) non-cash charges associated with purchase accounting adjustments related to the acquisition of ANN's assets and liabilities, primarily reflecting depreciation and amortization expense and lease-related adjustments. Additionally, our GAAP results for the second quarter of Fiscal 2018 reflect an extra week that was recorded by our Premium Fashion segment, and certain other income tax related charges.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with GAAP.

The following tables reconcile non-GAAP financial measures to the most directly comparable GAAP financial measures and include Net sales, Gross margin, BD&O expense, SG&A expense, Depreciation and amortization expense, Operating (loss) income, Income tax benefit (provision), Net loss, Diluted net loss per common share and earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") to Net loss for all periods presented.

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Net sales - reported GAAP basis	$1,692.8	$1,719.0	$3,284.6	$3,308.7
Impact of non-cash purchase accounting adjustments (a)	—	0.1	—	0.2
Premium Fashion additional week	—	(24.6)	—	(24.6)

Non-GAAP Net sales	$1,692.8	$1,694.5	$3,284.6	$3,284.3

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Gross Margin - reported GAAP basis	$882.8	$928.6	$1,828.4	$1,893.7
Impact of non-cash purchase accounting adjustments (a)	—	0.1	—	0.2
Premium Fashion additional week	—	(11.7)	—	(11.7)

Non-GAAP Gross Margin	$882.8	$917.0	$1,828.4	$1,882.2

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Buying, distribution & occupancy expense - reported GAAP basis	$(317.6)	$(326.1)	$(632.3)	$(644.2)
Impact of non-cash purchase accounting adjustments (a)	—	—	—	0.1
Premium Fashion additional week	—	1.0	—	1.0

Non-GAAP Buying, distribution & occupancy expense	$(317.6)	$(325.1)	$(632.3)	$(643.1)

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Selling, general & administrative expense - reported GAAP basis	$(519.4)	$(526.2)	$(1,021.5)	$(1,019.0)
Impact of non-cash purchase accounting adjustments (a)	—	1.6	—	3.2
Premium Fashion additional week	—	7.9	—	7.9

Non-GAAP Selling, general & administrative expense	$(519.4)	$(516.7)	$(1,021.5)	$(1,007.9)

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Depreciation and amortization expense - reported GAAP basis	$(83.3)	$(89.8)	$(165.3)	$(179.8)
Impact of non-cash purchase accounting adjustments (a)	—	3.1	—	6.0

Non-GAAP Depreciation and amortization expense	$(83.3)	$(86.7)	$(165.3)	$(173.8)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Operating (loss) income - reported GAAP basis	$(51.8)	$(35.6)	$(12.9)	$4.3
Impact of non-cash purchase accounting adjustments (a)	—	4.8	—	9.5
Acquisition and integration expenses (b)	—	3.3	—	5.4
Restructuring and other related charges (c)	14.3	18.8	22.2	41.0
Premium Fashion additional week	—	(2.8)	—	(2.8)

Non-GAAP Operating (loss) income	$(37.5)	$(11.5)	$9.3	$57.4

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Income tax benefit (provision) - reported GAAP basis	$6.0	$21.9	$(1.8)	$15.0
Income tax impact of non-GAAP adjustments (d)	(2.4)	2.5	(4.0)	(12.1)
Income tax impact of state tax valuation allowance (e)	—	23.3	—	23.3
Income tax impact of 2017 Tax Reform Act (f)	7.7	(34.9)	7.7	(34.9)

Non-GAAP income tax benefit (provision)	$11.3	$12.8	$1.9	$(8.7)

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Net loss - reported GAAP basis	$(71.5)	$(39.3)	$(65.6)	$(32.7)
Impact of non-cash purchase accounting adjustments (a)	—	4.8	—	9.5
Acquisition and integration expenses (b)	—	3.3	—	5.4
Restructuring and other related charges (c)	14.3	18.8	22.2	41.0
Premium Fashion additional week	—	(2.8)	—	(2.8)
Income tax impact of non-GAAP adjustments (d)	(2.4)	2.5	(4.0)	(12.1)
Income tax impact of state tax valuation allowance (e)	—	23.3	—	23.3
Income tax impact of 2017 Tax Reform Act (f)	7.7	(34.9)	7.7	(34.9)

Non-GAAP Net loss	$(51.9)	$(24.3)	$(39.7)	$(3.3)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Diluted net loss per common share - reported GAAP basis	$(0.36)	$(0.20)	$(0.33)	$(0.17)
Per share impact of non-cash purchase accounting adjustments(a)	—	0.02	—	0.05
Per share impact of Acquisition and integration related expenses (b)	—	0.02	—	0.03
Per share impact of Restructuring and other related charges (c)	0.07	0.10	0.11	0.21
Per share impact of Premium Fashion additional week	—	(0.01)	—	(0.01)
Per share income tax impact of non-GAAP adjustments (d)	(0.01)	0.01	(0.02)	(0.07)
Per share income tax impact of state tax valuation allowance (e)	—	0.12	—	0.12
Per share income tax impact of 2017 Tax Reform Act (f)	0.04	(0.18)	0.04	(0.18)

Non-GAAP diluted net loss per common share (g)	$(0.26)	$(0.12)	$(0.20)	$(0.02)

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Adjusted EBITDA	$45.8	$75.2	$174.6	$231.2
Impact of non-cash purchase accounting adjustments (a)	—	(1.7)	—	(3.5)
Premium Fashion additional week	—	2.8	—	2.8
Acquisition and integration expenses (b)	—	(3.3)	—	(5.4)
Restructuring and other related charges (c)	(14.3)	(18.8)	(22.2)	(41.0)
Depreciation and amortization expense	(83.3)	(89.8)	(165.3)	(179.8)
Operating (loss) income	(51.8)	(35.6)	(12.9)	4.3
Interest expense	(26.9)	(27.2)	(52.9)	(53.8)
Interest income and other income, net	1.2	1.6	2.0	1.8
Loss before benefit for income taxes	(77.5)	(61.2)	(63.8)	(47.7)
Benefit (provision) for income taxes	6.0	21.9	(1.8)	15.0
Net loss	$(71.5)	$(39.3)	$(65.6)	$(32.7)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

(a) Includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value, calculated in accordance with Accounting Standards Codification 805 - Business Combinations, such as adjustments to depreciation and amortization related to the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. Such costs are unique to each transaction and the nature and amount of such costs vary significantly based on the size and timing of the acquisitions and the maturities of the businesses being acquired. Previous to the third quarter of Fiscal 2018, we had excluded these costs because we believed that the costs were material to investors and that these non-cash adjustments are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisition. During the third quarter of Fiscal 2018, we concluded that such costs were no longer material and, accordingly we are no longer adjusting for these costs beginning with the third quarter of Fiscal 2018. We will continue to present all prior year quarters as previously adjusted as a supplement to our GAAP information. Amounts recorded in the periods presented are as follows:

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Net sales	$—	$0.1	$—	$0.2
Other operating expenses	—	1.6	—	3.3
Depreciation and amortization	—	3.1	—	6.0
	$—	$4.8	$—	$9.5

(b) Primarily reflects professional fees and other costs related to the ANN acquisition to combine the operations and infrastructure of the ANN business into the Company's.

(c) Reflects costs incurred under the Company's Change for Growth program including professional fees and other related charges incurred in connection with the identification and implementation of the transformation initiatives associated with the program, severance and retention-related charges incurred under the program and charges related to the write-down of assets resulting from program activities or the fleet optimization program. Amounts recorded in each period presented are as follows:

	Three Months Ended		Six Months Ended
	February 2, 2019	January 27, 2018	February 2, 2019	January 27, 2018
Professional fees and other related charges	$13.2	$12.9	$21.6	$30.1
Severance and retention	1.1	2.7	0.6	6.6
Impairment of assets	—	3.2	—	4.3
	$14.3	$18.8	$22.2	$41.0

(d) Represents the income tax impact applicable to each non-GAAP adjustment described above.

(e) Due to the limitations placed on the use of state income tax net operating losses, we established a valuation allowance in the second quarter of Fiscal 2018. Because this expense is non-cash in nature and non-recurring, we have excluded the expense attributable to the valuation allowance from our non-GAAP results.

(f)
Reflects adjustments made by the Company in adopting the 2017 Tax Reform Act (the "2017 Act") consistent with the relief provided by the SEC in Staff Accounting Bulletin No. 118. Fiscal 2018 reflects the Company's initial assessment of adopting the 2017 Act. The Company completed its assessment during the second quarter of Fiscal 2019 and recorded $2.5 million of additional federal and state transition tax and a $5.2 million valuation allowance resulting from the impact of GILTI on its U.S. federal net operating loss carryforward.

(g) Reflects the impact on EPS of using 197.5 and 197.1 million weighted average common shares for both GAAP net loss per diluted common share and adjusted net loss per diluted common share for the three and six months ended February 2, 2019, respectively. Also reflects the impact on EPS of using 196.1 and 195.8 million weighted average common shares for both GAAP net loss per diluted common share and adjusted net loss per diluted common share for the three and six months ended January 27, 2018, respectively. The number of weighted average basic and diluted common shares for all periods presented are equal as the impact of potentially dilutive stock options and restricted stock units was anti-dilutive under the treasury stock method.